EXHIBIT 10.1

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (the “Agreement”) made and effective as of January 1, 2021, by and between ADVANCED CONTAINER TECHNOLOGIES, INC., a Florida corporation (the “Company”), the address of which is 1620 Commerce Street, Corona, California 92880, and ERIC HORTON (the “Director”), whose address is 1417 Lisa Way, Escondido, California 92027,

WITNESSETH:

WHEREAS, the Director was appointed to serve on the Company’s Board of Directors (the “Board”) on October 9, 2020; and

WHEREAS, the Company and the Director desire to memorialize the terms on which he shall continue so to serve and to provide for compensation for his services prior to the date hereof,

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

1. Services Provided

The Director agrees, from and after the date of this Agreement, to continue to serve on the Board. The Director shall provide the services required of a director under the Company’s articles of incorporation and bylaws, as amended from time to time (the “Organization Instruments”) and under the Florida Business Corporations Act, the federal securities laws and other state and federal laws and regulations and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be listed or traded from time to time (each an “Exchange”). The Director will also serve on the Compensation Committee of the Board, or a committee performing equivalent functions, if it be created, and on such other committees as he and the Board shall mutually agree.

The Company will supply, without cost to the Director, (i) periodic briefings on the business of the Company, (ii) agendas and appropriate materials for each board and committee meeting, (iii) copies of minutes of meetings and any other materials that are required under the Organizational Instruments or the resolutions establishing any committee of the Board on which the Director serves and (iv) any other materials as are necessary or appropriate for the Director’s performance his services under this Agreement or as agreed by the parties.

2. Nature of Relationship

The relationship between the parties shall be that of independent contractors, and nothing herein shall be construed as creating or constituting any other relationship. Without limiting the generality of the previous sentence, the Director shall not be deemed to be an employee of the Company for purposes of employee benefits, income tax withholding, F.I.C.A. taxes or unemployment benefits. The Director shall be solely responsible for the payment of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes imposed upon or relating to the compensation that he earns under this Agreement. Except as authorized by the Board or the Organizational Instruments or as allowed by law, the Director shall not hold himself out as an agent of the Company or enter into any agreement or incur any obligations on its behalf. The term of the Director’s service is limited, as set forth in Section 7.

3. Director’s Representations, Warranties and Covenants

The Director represents and warrants that no third party has rights to his services in any capacity in the specific areas in which the Company is conducting business, that he is not a party to any arrangement or agreement relating to compensation provided by a third relating in relation to the business, products or services of the Company (a “Third-Party Compensation Agreement”) and that he is in no way contravening any agreement between any third party and the Director or creating a conflict of interest as a result of his service on the Board, and that he understands his (i) duty of loyalty, (ii) duty of confidentiality, (iii) duty to abide by all relevant securities laws of the United States and any other jurisdictions, (iv) duties of due care and good faith and (v) his role as a Director in protecting stockholders’ rights. The Director covenants that as long as he serves on the Board, he will not enter into any agreement that will create a conflict of interest with the Company and that he that he will comply with the Organizational Instruments, the Company’s policies and guidelines, all applicable laws and regulations, including Section 10 and Section 16 of the Securities Exchange Act of 1934 and the rules of Exchanges on which the Company’s securities are or may be traded or quoted; that if he is designated as an independent director, he will promptly notify the Board of any circumstances that impair or may potentially impair his status as such; and that he will not become a party to a Third-Party Compensation Agreement without the prior written approval of the Board.

The Director agrees that he will not, throughout the term of this Agreement, without obtaining the Board’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with the Company’s business, products or services, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with the Company.

4. Compensation

(a)Cash Fee. In consideration of his services from October 9, 2020, to the date of this Agreement, the Company will pay the Director $300.00, and shall pay to the Director a fee of $100 for every month, or fraction of a month, during which the Director serves as such for the period beginning on the date hereof and ending on October 8, 2021. In the event that the Director continues to serve as such after October 8, 2021, the Company shall pay the Director for his services as shall be agreed by him and the Company. If the Director serves as the chairperson or sole member of any committee, he shall be entitled to additional cash compensation of $1,500.00 per year.

(b)Payment. Cash fees shall be paid monthly at the end of each month, on a prorated basis in the case of annual fees. No invoices need be submitted by the Director for payment of the cash fee.

(c)Expenses. The Company will reimburse the Director for reasonable business-related expenses approved by the Company in advance, such approval not unreasonably to be withheld. Invoices for expenses, with receipts attached, shall be submitted.

(d)Equity Compensation. Solely in consideration of the Director’s agreement to continue to serve on the Board, as set forth in Section 1, and not as compensation for his services after the date of this Agreement, the Director shall be issued 120,000 shares of the Company’s common stock upon execution and delivery of this Agreement. Such shares shall vest in, and be fully paid by, the Director upon their issuance and shall not be subject to defeasance or return The director understands that (i) these shares will be “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”), (ii) they may not be sold or transferred without registration under said act or an exemption from such registration and (iii) the certificates representing said shares will bear a legend to such effect.

5. Indemnification and Insurance.

(a)Indemnification of the Director Generally. Subject to the other provisions of this Section 5, the Company shall indemnify and hold harmless the Director to the full extent permitted by law and the Organizational Instruments if he becomes a party to, or is threatened to be made a party to, any suit, action, proceeding, including any governmental or regulatory investigation (a “Proceeding”), or if a claim or demand is brought or asserted against him because he is or was a director of the Company, from and against any and all losses, claims, damages, expenses and liabilities, including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of such Proceeding (collectively “Liabilities”).

(b)Securities Act Indemnification. Without limiting the generality of Section (a), the Company shall indemnify and hold harmless the Director from and against any and all Liabilities that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed with the SEC under the Securities Act (a “Registration Statement”), or material utilized in selling or exchanging the Company’s securities under the exemptions from registration under the Securities Act afforded by Section 4(a)(1) thereof or Regulation D promulgated thereunder (“Private Placement Materials”) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus forming part of such Registration Statement (or any amendment or supplement thereto), any preliminary prospectus, any issuer free writing prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) promulgated under the Securities Act, any road show as defined in said Rule 433(h)(a “road show”) or any pricing disclosure package (including any that has subsequently been amended) or any Private Placement Materials, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Director that he furnished to the Company in writing expressly for use therein.

(c)Notice and Procedures. If a Proceeding, claim or demand shall be brought or asserted against the Director, he shall promptly notify the Company in writing. If he shall have promptly so notified the Company, it shall retain counsel reasonably satisfactory to him to represent the Company and the Director in such proceeding. In any such Proceeding, the Director may retain his own counsel, but the fees and expenses of such counsel shall be at his expense unless (i) the Company and the Director shall have mutually agreed to the contrary, (ii) the Director shall have reasonably concluded that there may be legal defenses available to him that are different from or in addition to those available to the Company, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Company and the Director and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent, the Company shall indemnify the Director from and against any Liability by reason of such settlement. The Company shall not, without the written consent of the Director, effect any settlement of any pending or threatened proceeding in respect of which he is or could have been a party and indemnification could have been sought hereunder by him, unless such settlement (i) includes an unconditional release of him, in form and substance reasonably satisfactory to him, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of his fault, culpability or a failure to act.

(d)Limitation on Indemnification. In the event that the Company has given the undertaking set forth in Item 512(h) of Regulation S-K promulgated under the Securities Act, or the Company believes in good faith that indemnification of the Director pursuant to Section (a) or otherwise may be unenforceable as against public policy, the Company shall not be obligated to indemnify the Director, unless in the opinion of Independent Counsel, the matter has been settled by controlling precedent or a court of appropriate jurisdiction shall have determined by the final adjudication that indemnification may be made. As used in the previous sentence, “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of federal securities law and is not, and in the previous 5 years has not been, retained to represent: (i) the Company or the Director in any matter material to either of them such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Company or the Director in an action to determine the Director’s rights under this Agreement.

(e)Contribution. If the indemnification provided for in this Agreement is unavailable to the Director or insufficient in respect of any Liabilities, the Company, in lieu of indemnifying him, shall contribute to the amount paid or payable by the Director in respect of such Liabilities in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Director as a result of the events and/or transactions giving cause to such Proceeding, (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Directors in connection with such events and/or transactions and/or the relative good faith of the Company and the Director in actions or omissions that gave rise to the Proceeding.

(f)Non-Exclusive Remedies. The indemnification provided for in this Section 5 is not exclusive and shall not limit any rights of indemnification that may otherwise be available to the Director at law or in equity.

(g)D&O Liability Insurance. In the event that the Company obtains a policy of directors’ and officers’ liability insurance, which it shall not be obligated to do, it shall provide the Director with coverage thereunder.

6. Proprietary Information.

(a)Definition. Subject to Section 6(b), all information disclosed by the Company to the Director shall be deemed to be “Proprietary Information.” In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the Company, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of the Company or any of its affiliates or subsidiaries, whether or oral, written, graphic or electronic form or viewed by the Director.

(b)The term “Proprietary Information” shall not include information that (i) is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is disclosed with the written permission of the most senior officer of the Company.

(c)Non-Disclosure Obligations. The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his position as a director of the Company. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations. Proprietary Information supplied to the Director shall not be reproduced in any form except as required to accomplish the purposes and intents of this Agreement.

(d)Degree of Care. The Director shall protect the Proprietary Information received by him with the same degree of care used to protect proprietary or confidential information owned by him or received by him from third parties in any capacity from unauthorized use or disclosure.

(e)All Proprietary Information (including all copies thereof) shall remain in the property of the Company and shall be returned to the Company or destroyed immediately after the Director’s need for it has ceased or upon request of the Company, and in any event, upon the termination of this Agreement. If any Proprietary Information is destroyed, the Director shall, upon the request of the Company, furnish a certificate attesting to its destruction, in form and substance reasonably satisfactory to the Company.

(f)Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall be permitted to the extent that such disclosure:

(1)is in response to a valid order, including a subpoena, of a court or other governmental body of the United States of America or any political subdivision thereof; provided, however, that, to the extent reasonably feasible, the Director shall first have given the Company notice of the Director’s receipt of such order and the Company shall have had an opportunity to seek a further order quashing such order or a protective order limiting the Proprietary Information so to be disclosed or the use thereof;

(2)is otherwise required by law; or

(3)is otherwise necessary to establish the Director’s rights or enforce the Company’s obligations under this Agreement.

7. Term and Termination; Survival; No Release

(a)Term. This Agreement shall be in effect from the date hereof until the Director ceases to serve as such for any reason or upon his Disability, at which time, it will terminate. For purposes of this Section 7, “Disability” means the inability of Director to perform his services under this Agreement for a period of at least forty-five (45) consecutive days. The Director acknowledges that he may be removed from the Board or any committee at any time, with or without cause, in accordance with law or the Organizational Instruments.

(b)Survival. The obligations of the Company under Section 5 of this Agreement shall survive for 5 years after the termination of this Agreement. The obligations of the Director under Section 6 of this Agreement, the provisions of which shall survive the termination of this Agreement (i) indefinitely with respect to Proprietary Information that constitutes trade secrets and (ii) for a period of 18 months from the date of such termination with respect to other Proprietary Information. The other provisions of this Agreement shall survive such termination to the extent necessary to enforce the obligations specified in the previous two sentences.

(c)No Release. Notwithstanding the termination of this Agreement, neither party shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination, including the Company’s obligation to pay the Director’s fees and expense, or which thereafter accrue in respect of any act or omission of such party prior to such termination.

8. Miscellaneous

(a)Governing Law; Venue; Equitable Remedies. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflict of laws rules. The Company and the Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court sitting in Riverside County, State of California, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of such court, (iii) waive any objection to the venue of any such action or proceeding and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding so brought has been brought in an improper or inconvenient forum.

The Director acknowledges and agrees that in the event of any breach of Section 6 this Agreement by him, the Company will suffer irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, the Director agrees that the Company shall be entitled to specific performance of the Director’s obligations under Section 6, as well as injunctive relief with respect to his breach thereof, and that the Company shall not be required to post any bond in the event that it seeks such relief.

(b)Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier to the party to whom it is given at his or its address first written above or at such address as such party may by notice specify from time to time.

(c)Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the full extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(d)Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

(e)Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given and will not constitute a continuing waiver.

(f)Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

(g)Construction. The section headings contained in this Agreement shall not be deemed to be a part hereof and shall not be used in construing it. As used in this Agreement, “including” means “including, without limitation,”.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ADVANCED CONTAINER TECHNOLOGIES, INC.

By:	/s/ Douglas Heldoorn
Douglas Heldoorn
President

/s/ Eric Horton
Eric Horton